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                                                                  Exhibit (a)(3)


                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                            TENDER OF COMMON SHARES

                                       OF

                                  SIMWARE INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing Common Shares (the "Shares") of Simware Inc., a corporation incorporated under the Canada Business Corporations Act (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to ChaseMellon Shareholder Services, L.L.C., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, telex or facsimile transmission to the Depositary and must include guarantee by an Eligible Institution. See Section 3 of the Offer to Purchase (as defined below).

                        The Depositary for the Offer is:
                                  CHASEMELLON
                          SHAREHOLDER SERVICES, L.L.C.

           By Mail:                 By Overnight Carrier:                  By Hand:
   ChaseMellon Shareholder         ChaseMellon Shareholder         ChaseMellon Shareholder
       Services, L.L.C.                Services, L.L.C.                Services, L.L.C.
  Reorganization Department       Reorganization Department       Reorganization Department
        P.O. Box 3301                 85 Challenger Road                 120 Broadway
  South Hackensack, NJ 07606          Mail Stop -- Reorg                  13th Floor
                                  Ridgefield Park, NJ 07660           New York, NY 10271

           Facsimile (for Eligible Institutions only): (201) 296-4293
                    To confirm by telephone: (201) 296-4860

                The Canadian Forwarding Agent for the Offer is:

                           CIBC MELLON TRUST COMPANY

                              By Courier or Hand:
                                 199 Bay Street
                              Commerce Court West
                                Securities Level
                                Toronto, Ontario
                                    M5L 1G9
                           Attention: Courier Window
                         In Toronto Call (416) 643-5500
                    All Others Call Toll Free (800) 387-0825

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION
OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A
LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION"
UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE
APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

     The undersigned hereby tenders to NetManage Bid Co., a Nova Scotia unlimited liability company and a direct wholly-owned subsidiary of Preston
Delaware Acquisition Corporation, a Delaware corporation, and an indirect wholly-owned subsidiary of NetManage, Inc., a Delaware Corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated
October 1, 1999 (the "Offer to Purchase"), and in the related Letter of
Transmittal (which together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.

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

Number of Shares:                                      -----------------------------------------------------------
                                                       -----------------------------------------------------------
----------------------------------------------         Signature(s) of Holders(s)
------------------------------------------------
                                                       Dated: -------------------------------------------- , 1999
Certificate Nos. (If Available):
------------------------------------------------       Name(s) of Holders:
------------------------------------------------       -----------------------------------------------------------
                                                       -----------------------------------------------------------
[ ] Check box if Shares will be delivered              Please Print
  by book-entry transfer:                              -----------------------------------------------------------
                                                       Address
                                                       -----------------------------------------------------------
                                                       Zip or Postal Code
                                                       -----------------------------------------------------------
                                                       Area Code and Telephone No.

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a firm which is a member of a recognized stock exchange in Canada, a registered national securities exchange in the United States, of the National Association of Securities Dealers, Inc. or the Investment Dealers Association of Canada or which is a commercial bank or trust company having an office or correspondent in the United States that is a member in good standing of the Securities Transfer Agents Medallion Program or the New York Stock Exchange Guarantee Program or the Stock Exchange Medallion Program or an "Eligible Institution" as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby, guarantees to deliver to the Depositary, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three National Association of Securities Dealers Automated Quotation -- National Market System trading days of the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depository and must deliver the Letter of Transmittal and the Share Certificates to the Depository within the time period shown herein and otherwise in accordance with Instruction 2 of the Letter of Transmittal. Failure to do so could result in a financial loss to such Eligible Institution.

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

-----------------------------------------------------  -----------------------------------------------------
Name of Firm                                           Authorized Signature
-----------------------------------------------------  Name:
Address                                                ----------------------------------------------
-----------------------------------------------------  (Please Type or Print)
Zip or Postal Code                                     -----------------------------------------------------
-----------------------------------------------------  Title
Area Code and Telephone No.                            Dated: -------------------------------------- , 1999

                DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
       SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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